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                                                                    EXHIBIT 21.1

                                   SUBSIDIARIES OF
                       TROPICAL SPORTSWEAR INT'L CORPORATION*

Name of Entity                              State of Incorporation
--------------                              -----------------------

Apparel Network Corporation                 Florida
 (dba The Store)

Tropical Sportswear Company, Inc.           Delaware






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*  Upon consummation of the tax-free restructuring of the Company to be effected prior to the completion of the Offering.